Exhibit 99.5

Consent to Director Designation in Registration Statement on Form S-4

for Atlas Crest Investment Corp.

I hereby consent to being identified as a director designee in the Registration Statement on Form S-4 of Atlas Crest Investment Corp. and all pre and post-effective amendments thereto.

By:	/s/ Oscar Munoz
Oscar Munoz

Date: August 3, 2021